Exhibit 3.85

State of Delaware
Office of the Secretary of State

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “WACO MANUFACTURING COMPANY” FILED IN THIS OFFICE ON THE THIRD DAY OF DECEMBER, A.D. 1993, AT 3 O’ CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

/s/ William T. Quillen

William T. Quillen, Secretary of State
	AUTHENTICATION:	*4174134
733337029	DATE:	12/03/1993

CERTIFICATE OF INCORPORATION
OF
WACO MANUFACTURING COMPANY
* * * * *
          1. The name of the corporation is:

          WACO MANUFACTURING COMPANY
          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the

corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.
          6. The name and mailing address of the incorporator is:
T. L. Ford
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of December, 1993.

T. L. Ford
T. L. Ford

STATEMENT
OF
SOLE INCORPORATOR
OF
WACO MANUFACTURING COMPANY
*  *  *  *  *
          The certificate of incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
          1. The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are elected and qualified:
John R. Albers

Nelson A. Bangs

Ira M. Rosenstein
          2. The board of directors was authorized to make and

adopt the by-laws of the corporation and, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the certificate of incorporation, in such amounts and for such considerations as from time to time shall be determined by the board of directors and as may be permitted by law.
Dated, December 3rd, 1993.

/s/ T. L. Ford
T. L. Ford